UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2011

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2011, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and between MediciNova, Inc. (the “Company”) and Kissei Pharmaceutical Co. Ltd. (“Kissei”). Pursuant to the Purchase Agreement and subject to the satisfaction of certain closing conditions, we will sell shares of our common stock and shares of our preferred stock to Kissei for an aggregate purchase price of $7,500,000. At the closing of the financing, Kissei will purchase (i) an aggregate of 800,000 shares of our common stock, par value $0.001 per share (the “Common Stock”), at a price of $2.50 per share, and (ii) 220,000 shares of our Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”), at a price of $25.00 per share. The Common Stock and Series B Preferred are sometimes referred to collectively herein as the “Shares.”

The Purchase Agreement contains customary representations, warranties and covenants. The representations and warranties contained in the Purchase Agreement (i) are made for the purposes of allocation of risk between the parties and as conditions to closing, (ii) are solely for the benefit of the parties thereto and may be subject to limitations agreed upon by such parties, and (iii) are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors. Under the terms of the Purchase Agreement, we agreed to provide notice to and consult with Kissei if we decide to commence a process to sell the Company or to engage in negotiations with a third party in response to an unsolicited bid to acquire the Company. This covenant terminates if Kissei reduces its beneficial ownership of the Company to less than 3 percent of the outstanding Common Stock. Kissei agreed to a standstill in favor of us that prohibits Kissei from doing the following without the approval of a majority of our Board of Directors: (i) buying more securities of the Company; (ii) commencing a tender offer, exchange offer or certain other actions involving the Company; (iii) soliciting proxies with respect to any securities of the Company; or (iv) acting in a group or publicly to encourage any hostile activities or proxy contests with respect to any securities of the Company. The standstill terminates if Kissei reduces its beneficial ownership of the Company to less than 3 percent of the outstanding Common Stock.

On September 26, 2011, we filed a Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, authorizing 220,000 shares of Series B Preferred and establishing the rights, preferences, privileges and obligations thereof. Dividends are payable to the Series B Preferred in a per share amount equal (on an as-if-converted-to-Common-Stock-basis) to the amount paid or set aside for each share of Common Stock. The Series B Preferred ranks pari passu (on an as-if-converted-to-Common-Stock basis) with our Common Stock in rights of payment upon a liquidation, Acquisition (as defined in the Certificate of Designation) or Asset Transfer (as defined in the Certificate of Designation). The Series B Preferred is convertible at any time into Common Stock, initially at a rate of 10 shares of Common Stock for each share of Series B Preferred. The conversion rate will be adjusted for certain events, such as stock splits, stock dividends, reclassifications and recapitalizations. The Series B Preferred does not have voting rights unless required by the Delaware General Corporation Law or as set forth below. The consent of the holders of a majority of the outstanding shares of the Series B Preferred is required for any action by the Company which (a) creates any new class or series of shares of the Company that are senior to, or pari passu with, the Series B Preferred or (b) amends our

Certificate of Incorporation so as to materially adversely affect to the holders of Series B Preferred in a manner that is different from the effect of such action on the other classes and series of outstanding capital stock of the Company. The Series B Preferred does not have redemption rights.

The foregoing summaries of the Series B Preferred and Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Designation, Purchase Agreement and Letter Agreement , copies of which are attached hereto as Exhibits 3.1 and 10.1 and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2011, our Board of Directors increased the size of the Board of Directors from five to six and elected Tatsuo Izumi to the newly-created vacancy. Since 2002, Mr. Izumi has served as the Chief Executive Officer for each of First Ocean View, a tax accounting firm, and First (Judicial Scrivener). Since 2007, Mr. Izumi has served as Chief Executive Officer for T&Y Consulting. Mr. Izumi holds a B.A. from Otaru College of Commerce. In connection with his appointment as a member of our Board of Directors, Mr. Izumi received a fully vested and immediately exercisable stock option grant to purchase 15,000 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock as of September 25, 2011. Mr. Izumi currently owns 613,200 shares of our common stock and is the largest individual holder of our common stock who resides in Japan.

On September 26, 2011, John K.A. Prendergast, Ph.D., resigned as a member of our Board of Directors, with immediate effect. Dr. Prendergast’s resignation was not in connection with any known disagreement with the Company on any matter. At the time of his resignation, Dr. Prendergast was a member and the chairman of the Audit Committee of our Board of Directors and a member of each of the Compensation Committee and Nominating and Corporate Governance Committee of our Board of Directors. Following Dr. Prendergast’s resignation, Jeff Himawan, Ph.D., a member of our Board of Directors, will serve as a member and the interim-Chairman of the Audit Committee, replacing Dr. Prendergast.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

3.1	Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock.

10.1	Stock Purchase Agreement, dated September 26, 2011, by and between MediciNova, Inc. and Kissei Pharmaceutical Co. Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

By:	/s/ Michael Coffee Michael Coffee Chief Business Officer

Date: September 27, 2011

EXHIBIT INDEX

Number	Description

3.1	Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock.

10.1	Stock Purchase Agreement, dated September 26, 2011, by and between MediciNova, Inc. and Kissei Pharmaceutical Co. Ltd.